UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[  ]   Preliminary Information Statement

[  ]   Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[X]   Definitive Information Statement

Worldwide Energy and Manufacturing USA, Inc.

(Name of Registrant As Specified In Its Charter)

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[X] No fee required

[  ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

1.

Title of each class of securities to which transaction applies:

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2.

Aggregate number of securities to which transaction applies:

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3.

Per unit price or other underlying value of transaction computed pursuant to Exchange

            Act Rule 0-11

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4.

Proposed maximum aggregate value of transaction

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5.

Total fee paid:

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[  ]

Fee paid previously with preliminary materials

[  ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

Worldwide Energy and Manufacturing USA, Inc.

408 N. Canal St.

South San Francisco, CA 94080

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY,

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

To the Holders of the Voting Stock:

The purpose of this Information Statement is to notify you that the holders of shares representing a majority of the voting power of Worldwide Energy and Manufacturing USA, Inc.  (the “Company”) have given their written consent to a resolution adopted by the Board of Directors to amend the Articles of Incorporation to change the name of the company to “Worldwide Solar Group, Inc."  We anticipate that this Information Statement will be mailed on approximately October 20, 2009, to shareholders of record at October 5, 2009. On or after approximately November 10, 2009, the amendment to the Articles of Incorporation, in the form of Annex A hereto, will be filed with the Colorado Secretary of State and will become effective at that time. The Board of Directors believes that the new name more accurately reflects the Company’s business.

Our Articles of Incorporation permit the holders of a majority of the voting power to take shareholder action by written consent. Accordingly, the Company will not hold a meeting of its shareholders to consider or vote upon the amendment to its Articles of Incorporation.

Security Ownership of Certain Beneficial Ownership and Management

The following table sets forth, as of October 5, 2009, information relating to the beneficial ownership of the Company’s common stock by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of the common stock, and (ii) each of the Company’s directors and executive officers. As of October 5, 2009, there were 3,621,611 shares of the Company’s common stock outstanding. Unless otherwise noted below, each person listed below is the sole beneficial owner of the shares and has sole investment and voting power as to such shares. No person below has any options, warrants or other right to acquire additional securities of the Company except as may be otherwise noted.

Name	Number of shares beneficially owned	Percent of common stock

Jimmy Wang	1,630,954 (1)	45.0%
Mindy Wang	1,630,954 (1)	45.0%
Jeff Watson	16,400	*
Jehu Hand	1,000	*
Jennifer Maliar	1,000	*
Gerald DeCiccio	1,000	*
Michael Steingrebe	1,000	*
Lauren Byrne	1,000	*
All directors and officers as a group (8 persons owning shares)	1,652,354	45.6%

* Less than 1%.

(1) Jimmy and Mindy Wang are husband and wife and in the aggregate own 1,630,954 shares. Each is deemed to beneficially own the shares owned by the other.

Address for all persons listed is 408 N. Canal St., South San Francisco, CA 94080

Sincerely,

Jimmy Wang

Chief Executive Officer, Worldwide Energy and Manufacturing USA, Inc.

Date: October 20, 2009

Annex A

Articles of Amendment

To

The Articles of Incorporation

Of

Worldwide Energy and Manufacturing USA, Inc.

Pursuant to Section 7-110-106 and part 3 of Article 90 of title 7, Colorado Revised Statutes, these Articles of Amendment to its Articles of Incorporation are delivered to the Colorado Secretary of State for filing.

FIRST:

The name of the corporation is Worldwide Energy and Manufacturing USA, Inc.

SECOND:

The text of each amendment adopted is as follows:

Article One of the Articles of Incorporation shall be amended to read as follows:

The name of the corporation is Worldwide Solar Group, Inc.

THIRD:

The date of adoption of the amendment is October 5, 2009.

FOURTH:

The number of votes cast for the amendment by each voting group entitled to vote separately on the amendment was sufficient for approval. This amendment was adopted by the shareholders.

The name and mailing address of the individual causing this document to be delivered:

Jeff Watson

President

408 N. Canal Street

Unit A

South San Francisco, CA 94080